UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2023

LENSAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-039473	32-0125724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Discovery Drive,

Orlando, Florida 32826

(Address of principal executive offices)

Registrant’s telephone number, including area code

(888) 536-7271

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LNSR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Purchase Agreement and Certificate of Designations

On May 12, 2023, LENSAR, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with NR-GRI Partners, LP, a Delaware limited partnership and an affiliate of North Run Capital, LP (the “Buyer”), whereby it agreed to sell to the Buyer, for an aggregate gross purchase price of $20.0 million, (i) an aggregate of 20,000 shares of a newly established series of Preferred Stock designated as “Series A Convertible Preferred Stock, par value $0.01 per share” (the “Preferred Shares”), which have a stated value of $1,000 per share and are initially convertible into 7,940,446 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to the Ownership Blocker (as defined below), and (ii) warrants (the “Warrants”) to purchase an aggregate of 4,367,246 shares of Common Stock (the “Warrant Shares”). The Company anticipates that the transaction (the “Offering”) will close on or about May 18, 2023 (but no later than May 19, 2023), subject to customary closing conditions. The Company anticipates that net proceeds from the Offering will be approximately $19.1 million after transaction expenses. The Company plans to use the net proceeds for working capital and other general corporate purposes.

As provided in the Purchase Agreement, before the closing of the Offering, the Company will file with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designations”) to its Amended and Restated Certificate of Incorporation. The Certificate of Designations establishes and sets forth the designations, preferences, powers and rights of the Preferred Shares. Pursuant to the Certificate of Designations, holders of Preferred Shares will be entitled to vote on an as-converted basis with the Common Stock (after taking into the account the Ownership Blocker). The Preferred Shares rank senior to the Company’s Common Stock as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The Preferred Shares will participate with the holders of the Common Stock on an as-converted basis to the extent any dividends are declared on Common Stock, although the Preferred Shares will not accrue a fixed dividend. Each Preferred Share will be convertible at the option of the holder from and after the original date of issuance into a number of shares of Common Stock based on the stated value of the Preferred Share and any declared and unpaid dividends divided by an initial conversion price of $2.51875, subject to customary adjustment in the event of stock splits, stock dividends, and similar events. If the Company fails to timely issue Preferred Shares or Conversion Shares or remove legends from any such shares, in each case as and when required to do so, the Company will be required to pay liquidated damages.

As provided in the Certificate of Designations, the conversion of the Preferred Shares will be subject to a limitation providing that Preferred Shares will not be convertible to the extent that the conversion would cause the Buyer, together with its affiliates, to become the beneficial owner of more than 19.99% of the Company’s Common Stock (the “Ownership Blocker”). The Company will be obligated to call and hold, not later than 90 days after the closing of the Offering, a special meeting of its stockholders to approve the removal of the Ownership Blocker in compliance with Nasdaq Listing Rule 5635. As a condition to the closing of the Offering, each director and executive officer of the Company will be required to execute and deliver to the Buyer a voting agreement under which the director or executive officer agrees to vote his or her shares of Company common stock in favor of removal of the Ownership Blocker at the special meeting of stockholders.

The Preferred Shares will be subject to automatic redemption for cash upon a “Fundamental Transaction” by the Company, which includes a merger, sale of all or substantially all the assets of the Company, recapitalization, or the sale by the Company of shares resulting in more than 50% ownership by a person or group. In such event, the redemption price would be equal to the greater of the stated value of the Preferred Shares or the consideration per share of Common Stock in the Fundamental Transaction (or in the absence of such consideration, the volume-weighted average price of the Company’s Common Stock immediately preceding the closing of the Fundamental Transaction).

The Certificate of Designations provides that, for so long as the Buyer beneficially owns at least 20% of the Conversion Shares and Warrant Shares underlying the Preferred Shares and Warrants issued pursuant to the Purchase Agreement (the “Buyer Ownership Condition”), the Company may not, without the consent of Buyer, liquidate, dissolve, or wind up its affairs or effect a merger or sale of the Company or other Fundamental Transaction; create, authorize, or issue shares of capital stock that are senior or pari passu to the Preferred Shares;

complete an acquisition with consideration above $1.0 million; incur debt in excess of $1.0 million; change its line of business; or enter into certain related-party transactions. In addition, the Purchase Agreement provides that, for so long as the Buyer Ownership Condition is satisfied, the Company may not, without the consent of Buyer, issue more than 10% of its outstanding shares of Common Stock as of the closing of the Offering (subject to exceptions for stock plans and acquisitions) or within 120 days of the closing of the Offering issue any equity securities (subject to exceptions for stock plans and acquisitions).

Under the Purchase Agreement, the Company has agreed that for so long as the Buyer Ownership Condition is satisfied, the Buyer will have a right to participate on a pro rata basis in equity financings or issuances of securities convertible, exercisable, or exchangeable into equity securities of the Company or any subsidiaries in capital-raising transactions (including debt securities with an equity component), subject to certain exceptions.

The Purchase Agreement provides that the Board of Directors of the Company (the “Board”) will approve an increase in the size of the Board from seven to nine Directors to be effective immediately following the 2023 Annual Meeting of Stockholders of the Company to be held on May 25, 2023, and will appoint each of Thomas B. Ellis and Todd B. Hammer (the “Board Designees”) to the Board effective immediately following the 2023 Annual Meeting of Stockholders. The Purchase Agreement further provides that, at any shareholders’ meeting at which directors are to be elected and for so long as the Buyer satisfies the Buyer Ownership Condition, the Board will nominate and recommend the reelection of any Board Designees whose terms of office expire at such shareholder meeting. The foregoing director designation right will be limited to one Board Designee at such time as Buyer and its affiliates ceases to own at least 12% of the Company’s outstanding shares of Common Stock on an as-converted basis, and the designation right will cease to exist at such time (and for so long) as Buyer and its affiliates do not own at least 5% of the Company’s outstanding shares of Common Stock on an as-converted basis.

In addition to the foregoing, the Purchase Agreement contains representations, warranties, and covenants that are customary for financing transactions such as the Offering, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with Securities and Exchange Commission.

The foregoing descriptions of the Purchase Agreement and Certificate of Designations are qualified in their entirety by the terms of the Purchase Agreement and the form of Certificate of Designations attached as Exhibits 10.1 and 3.1 hereto, respectively.

Warrants

Upon issuance at the closing, 2,183,623 of the Warrants, which will be designated as Class A Common Stock Purchase Warrants, will have an exercise price equal to $2.45 per share, and 2,183,623 of the Warrants, which will be designated as Class B Common Stock Purchase Warrants, will have an exercise price equal to $3.0625 per share, subject in each instance to adjustments as provided under the terms of the Warrants. The Warrants will be exercisable at any time up to and including the fifth anniversary of the closing date of the Offering, provided that the exercise of the Warrants will be subject to the Ownership Blocker (unless the Company’s shareholders approve the removal of the Ownership Blocker as described above). The Warrants may be exercised on a cashless basis at any time while the resale registration statement required by the Registration Rights Agreement described below is not effective and available for such holder’s Warrant Shares, and the Warrants will automatically be exercised on a cashless basis upon the expiration of the Warrants if not otherwise exercised prior thereto. In the event of a sale of the Company or other Fundamental Transaction prior to the expiration or exercise of the Warrants, the holders of the Warrants may elect to have the Warrants redeemed by the Company for an amount in cash equal to the Black-Scholes value of the Warrants.

The foregoing description of the Warrants is qualified in its entirety by the terms of the Form of Warrant attached as Exhibit 4.1 hereto.

Registration Rights Agreement

In connection with the parties’ entry into the Purchase Agreement, on May 12, 2023, the Company and the Buyer entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed to file a resale registration statement with respect to the resale of the Conversion Shares and the Warrant Shares not later than 45 calendar days following the closing and to use its reasonable best efforts to cause such resale registration statement to be declared effective by the SEC as soon as practicable, but in no event later than 90 calendar days following the closing.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the terms of the Registration Rights Agreement attached as Exhibit 10.2 hereto.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above is incorporated herein by reference. On May 12, 2023, the Company entered into the Purchase Agreement, pursuant to which the Company has agreed to sell, upon the terms and conditions set forth therein, the Preferred Shares and Warrants (together with the Conversion Shares and Warrant Shares issuable pursuant thereto) solely to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws. Accordingly, none of the securities to be issued in the Offering, including the Conversion Shares and the Warrant Shares, will have been registered under the Securities Act as of the closing date of the Offering, and until registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The initial maximum number of shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants is 12,307,693 shares, subject to customary anti-dilution adjustments for stock splits, reverse stock split, and the like.

Item 3.03.	Material Modification to Rights of Security Holders

The information contained in Item 1.01 above is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under Item 1.01 above is incorporated herein by reference. On May 12, 2023, in connection with the Offering and subject to the closing of the Offering, the Board approved an increase in the size of the Board from seven to nine Directors to be effective immediately following the 2023 Annual Meeting of Stockholders of the Company to be held on May 25, 2023. Also on May 12, 2023, in connection with the Offering and pursuant to the Purchase Agreement and subject to the closing of the Offering, the Board appointed each of Thomas B. Ellis and Todd B. Hammer to the Board effective immediately following the 2023 Annual Meeting of Stockholders. Mr. Ellis will serve as a Class III director with a term ending at the 2026 annual meeting of stockholders, and Mr. Hammer will serve as a Class II director with a term ending at the 2025 annual meeting of stockholders. The Purchase Agreement provides that, at any shareholders’ meeting at which directors are to be elected and for so long as the Buyer satisfies the Buyer Ownership Condition, the Board will nominate and recommend the reelection of any Board Designees whose terms of office expire at such shareholder meeting.

Other than the transactions contemplated by the Purchase Agreement, the Company is not aware of any transactions or proposed transactions in which the Company was or is to be a participant since January 1, 2021, in which the amount involved exceeds $120,000, and in which either of the Board Designees had, or will have, a direct or indirect material interest. The Board Designees have not been appointed to the membership of any committees of the Board, and there are no committee appointments currently contemplated with respect to the Board Designees.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Offering and the closing, timing thereof and shares issuable thereunder. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions.

Forward-looking statements are based on management’s current expectations, beliefs and assumptions and on information currently available to us. Such statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various important factors, including, but not limited to: the Company’s history of operating losses and ability to generate revenue; its ability to maintain, grow market acceptance of and enhance its LENSAR Laser and ALLY Systems; the impact of the COVID-19 pandemic and the Company’s ability to grow revenues; the Company’s ability to obtain any additional necessary clearances or approvals for the ALLY System; the willingness of patients to pay the price difference for LENSAR products; its ability to grow a U.S. sales and marketing organization; its ability to meet its future capital needs; the impact of any material disruption to the supply or manufacture of ALLY Systems and its recurring revenue products; the ability of the Company to compete against competitors that have longer operating histories and more established products than the Company; the Company’s ability to address numerous international business risks; and the other important factors that are disclosed under the heading “Risk Factors” contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at https://ir.lensar.com. All forward-looking statements are expressly qualified in their entirety by such factors. Except as required by law, the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. These forward-looking statements should not be relied upon as representing LENSAR’s views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Form of Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock

4.1	Form of Common Stock Purchase Warrant

10.1*	Securities Purchase Agreement, dated May 12, 2023, between LENSAR, Inc. and NR-GRI Partners, LP

10.2	Registration Rights Agreement, dated May 12, 2023, between LENSAR, Inc. and NR-GRI Partners, LP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENSAR, INC.

Date: May 15, 2023	By:	/s/ Nicholas T. Curtis
	Name:	Nicholas T. Curtis
	Title:	Chief Executive Officer

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